Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into on this 6th day of May, 2016 by and among PROGENICS PHARMACEUTICALS, INC., a Delaware corporation ("Assignor") and REGENERON PHARMACEUTICALS, INC., a New York corporation ("Assignee").
RECITALS
Assignor and BMR-Landmark at Eastview LLC ("Landlord") are parties to that certain Amended and Restated Agreement of Lease dated as of October 28, 2009 between Landlord and Assignor for premises at 771 Old Saw Mill River Road, Tarrytown, New York, as amended by that certain First Amendment to Amended and Restated Agreement of Lease dated as of June 1, 2010 between Landlord and Assignor, by that certain Second Amendment to Amended and Restated Agreement of Lease dated as of November 19, 2010 between Landlord and Assignor, that certain Third Amendment to Amended and Restated Lease dated as of January 23, 2012 between Landlord and Assignor, that certain Letter Agreement dated as of February 6, 2012 between Landlord and Assignor, and that certain Fourth Amendment to Amended and Restated Agreement of Lease dated as of May 30, 2013 between Landlord and Assignor, as amended by Subordination, Non-Disturbance and Attornment Agreement dated January 27, 2016 by and among Citigroup Global Markets Realty Corp. (together with its successors and/or assigns, "Citi") and Goldman Sachs Mortgage Company (together with its successors and/or assigns, "GS" and together with Citi, collectively, "Lender"), Assignor, Landlord and Lender (collectively, the "Lease"), with respect to approximately 72,894 square feet of rentable area in the premises at 771 Old Saw Mill River Road, Tarrytown, New York (the "Premises"), located on (a) the first floor of the Building, containing approximately 52,420 square feet of rentable area (the "771 First Floor Premises"), and (b) the lower level of the Building, containing approximately 20,474 square feet of rentable area (the "771 Lower Level Premises", and, together with the 771 First Floor Premises, collectively, the "Premises").  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
1.    Assignment.  Subject to the consent of Landlord ("Landlord's Consent"), in consideration of the mutual promises and covenants set forth herein, Assignor hereby assigns and transfers to Assignee, effective as of the Commencement Date (as hereinafter defined) all right, title and interest of Assignee, as Tenant in and to the Lease, and Assignee accepts from Assignor, effective as of the Commencement Date, all right, title, and interest of Assignor in and to the Lease.
2.    Assumption of Lease Obligations.  Assignee hereby assumes and agrees to fulfill, from and after the Commencement Date, all of the terms, covenants, conditions and obligations required to be performed and fulfilled by the Assignor, as Tenant under the Lease, including, without limitation, the making, from and after the Commencement Date, of all payments due or payable on behalf of Tenant under the Lease that first accrue or arise and are due and payable from and after the Commencement Date, as such payments become due and payable.  Assignor and Assignee acknowledge and agree that Assignee is paying no consideration for the assignment of the Lease or the Included Property (as hereinafter defined) other than assuming Assignor's obligations under the Lease as set forth herein.

3.    Commencement Date.  Assignor has entered into a lease of space in New York, New York (the "New Progenics Lease") as to which Assignor anticipates the demised premises thereunder (the "New Progenics Headquarters") will be available for occupancy on or about August 1, 2016.  The effective date of this Assignment will be the date (the "Commencement Date") which is the latest to occur of (a) ten (10) days after notice from Assignor to Assignee of the date on which possession of the space under Progenics New Lease is delivered to Assignor, (b) the date vacant, broom clean possession of the Premises is delivered by Assignor to Assignee free of all occupants and tenancies and with the conditions for the occurrence of the Commencement Date under this Assignment satisfied in full, (c) Landlord's consent to this Assignment and (d) Landlord entering into the Modification with Assignee.  Assignor will use commercially reasonable efforts to cause the space under Progenics New Lease to be delivered at the earliest practicable date.  Assignor agrees to give Assignee thirty (30) days' prior notice of its relocation to the space under the Progenics New Lease.
4.    Modification of Certain Lease Terms.   As a condition to the effectiveness of this Assignment, the "Effective Date" under a modification of lease in the form attached hereto as Exhibit A has occurred (the "Modification").
5.    Decommissioning, Etc..  Prior to the Commencement Date (and as a condition thereof), Assignor shall (a) comply with the decommissioning requirements of Section 18 of the Third Amendment of the Lease, (b) decommission the rest of the labs, if any, located in the Premises from a chemical/biological safety perspective (including, without limitation, the cleaning of all lab surfaces, benches, inside cabinets, drawers, hoods and duct work and, if a sink is located in such labs, all sink traps must be swiped and tested during the decommissioning process) and (c) be responsible for all costs and remediation relating to the foregoing.  Promptly upon receipt thereof, Assignor will provide complete copies of all decommissioning reports to Assignee.  Without limiting the generality of Section 2, above, Assignee shall comply with such Section 18 with respect to any use of laboratories in the Premises arising from and after the Commencement Date.  Prior to the Commencement Date (and as a condition thereof) Assignor shall terminate any pending permits related to Assignor's particular operations (as opposed to certificates of occupancy required for the building and similar permits held by Landlord), if any, with respect to the Premises and provide evidence thereof to Assignee or represent and warrant that there are no such permits.  On or prior to the Commencement Date, Assignor, at Assignor's expense, shall remove all signage of Assignor to the condition required under the terms of the Lease (as if the expiration date under the Lease had occurred).  The parties' respective obligations under this Section shall survive the Commencement Date.
6.    Intentionally Omitted.

7.    Apportionments.  The following apportionments shall be made between the Assignor and Assignee as of the close of business on the day prior to the Commencement Date and paid on the Commencement Date: Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment.  Such apportionments shall be made based upon the actual number of days in the calendar month in which the Commencement Date shall occur, with Assignor entitled to a reimbursement for such amounts prepaid and Assignee entitled to payment for any such amounts in arrears owed to Landlord (the net amount of such reimbursement to Assignor or payment to Assignee. the "Apportionment Amount").  The apportionment amount may be paid by good corporate check of the party required to pay same.  Assignee shall, within ten (10) days of receipt, provide a copy of any notices from Landlord (i) adjusting Taxes or Tenant's Tax Payment which relate to Taxes for the Tax Year in which the Commencement Date occurs or (ii) related to an overpayment or underpayment of Taxes with respect to such Tax Year.  To the extent that there is an overpayment of Taxes to Landlord with respect to the Tax Year in which the Commencement Date occurs, the portion of any overpayment attributable to the period prior to the Commencement Date shall be paid by Assignee to Assignor promptly after receipt (whether in cash, by rent credit or otherwise) by Assignee.  To the extent that there is an underpayment of Taxes to Landlord with respect to the Tax Year in which the Commencement Date occurs, the portion of any underpayment attributable to the period prior to the Commencement Date shall be paid by Assignor to Assignee promptly after Assignee's delivery to Assignor of a copy of Landlord's demand therefor.  Assignee shall, within ten (10) days of receipt, provide to Assignor a copy of Landlord's Operating Statement with respect to the Operating Year in which the Commencement Date occurs.   To the extent that there is an overpayment of Tenant's Operating Payments to Landlord with respect to the Operating Year in which the Commencement Date occurs, the portion of any overpayment attributable to the period prior to the Commencement Date shall be paid by Assignee to Assignor promptly after receipt (whether in cash, by rent credit or otherwise) by Assignee.  To the extent that there is an underpayment of Tenant's Operating Payments to Landlord with respect to the Operating Year in which the Commencement Date occurs, the portion of any underpayment attributable to the period prior to the Commencement Date shall be paid by Assignor to Assignee promptly after Assignee's delivery to Assignor of a copy of Landlord's demand therefor.  If Assignee exercises its rights to audit Landlord's Operating Statement pursuant to Section 4.5 of the Lease for the year in which the Commencement Date occurs, Assignee shall promptly notify Assignor thereof.  To the extent that any such audit determines that there has been an overpayment or underpayment, such overpayment or underpayment shall also be apportioned by Assignor and Assignee in accordance with the foregoing provisions.  Any refund of overpayments payable to Assignor or Assignee received by the party not entitled to the same as provided in this Section shall be held in trust by the receiving party until paid to the party entitled to the same as provided in this Section.  The parties' respective obligations under this Section shall survive the Commencement Date.
8.    Assignor Representations.  Assignor hereby represents and warrants to Assignee that:  (i) the copies of the Lease provided to Assignee by Assignor in connection herewith are true accurate and complete copies thereof and that the Lease has not been modified or amended except as set forth herein, (ii) to Assignor's knowledge, neither Assignor nor Landlord is presently in default under the Lease, (iii) Landlord did not give Assignor notice under Section 6.1(c) of the Lease reserving rights to require Assignor to remove alterations in the Premises, (iv) the Fixed Rent due under the Lease as of the date hereof is $1,934,214 per annum, (v) Tenant's Tax Payment under the Lease as of the date hereof is $18,645 per month, (vi) Tenant's Operating Payment under the Lease as of the date hereof is $164,597 per month, (vii) Assignor is the sole occupant of the Premises and the Premises is not subject to any sublease or any other occupancy agreement (written or oral) and (viii) Assignor has not disposed of any radioactive material to drains in violation of applicable law and that there have been no releases of hazardous materials by Assignor at the Premises in violation of applicable law.  The representations and warranties in this Section survive the Commencement Date but only as to claims thereon as to which the party claiming a breach thereof notifies the other party in writing prior to the one year anniversary of the Commencement Date.

9.    Entire Agreement.  All understandings and agreements heretofore had between Assignor and Assignee with respect to the Premises are merged in this Assignment, which alone fully and completely expresses the agreement of the parties.  Assignee acknowledges that it has inspected the Premises and that it accepts the same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration and Assignor satisfying its obligations under Section 5 hereof.  Assignee further acknowledges that, except as expressly provided in this Assignment, neither Assignor nor any agent or representative of Assignor has made, and Assignor is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Premises.

10.    Personal Property.  The items of personal property and equipment of Assignor present in, or used in connection with, the Premises (the "FF&E") listed on Exhibit B attached hereto together with the FF&E in the locations within the Premises which are noted as "keep" on Exhibit C attached hereto (all of the foregoing, the "Included Property") will be left in the Premises on the Commencement Date and is hereby conveyed to Assignee as of the Commencement Date in "as‑is" condition.  Assignor represents and warrants that it is the sole owner of the Included Property and that the Included Property is not subject to any liens or encumbrances.  Assignor shall, on or prior to the Commencement Date (and as a condition thereof), remove all other personal property on the Premises and repair any damage to the Premises or the Building caused by such removal, which obligation shall survive the Commencement Date, provided that (i) representatives of Assignor and Assignee shall jointly do a "walk‑through" of the Premises after such personal property has been removed by Assignee in order to identify any such damage and (ii) either (x) Assignor and Assignee execute and deliver a written statement describing such damage or (y) Assignee notifies Assignor of any such damage no later than five (5) Business Days after such joint walk‑through.  On the Commencement Date Assignor shall deliver to Assignee a Bill of Sale in the form of Exhibit D attached hereto with respect to the Included Property.
11.    Indemnification.  Assignor hereby indemnifies Assignee from and against any loss, cost or expense, including attorney fees and court costs relating from the failure of the Assignor to fulfill the obligations of tenant under the Lease accruing prior to the Commencement Date.  Assignee hereby indemnifies Assignor from and against any loss, cost or expense, including attorney fees and court costs relating from the failure of the Assignor to fulfill the obligations of tenant under the Lease accruing from and after the Commencement Date.

12.    Intentionally Omitted.
13.    Outside Date.  If the Commencement Date has not occurred by February 1, 2017 for any reason whatsoever, Assignee shall have the right to terminate this Assignment without cost or expense upon notice exercising such right to terminate (a "Termination Notice") to Assignee and Landlord, provided that, if the conditions to the Commencement Date are satisfied prior to Assignee's delivery of at Termination Notice to Assignor, the aforesaid termination right shall be null and void.
14.    Remedies.  Assignor and Assignee agree that each shall be entitled to specific performance of the obligations of the other hereunder, provided that same shall be non-exclusive and each party shall have all remedies available at law or in equity with respect to a breach of this Assignment by the other.
15.    Brokers.  Assignor and Assignee acknowledge that this Assignment was brought about by direct negotiation between Assignor and Assignee and that neither Assignor nor Assignee knows of any broker entitled to a commission in connection with this transaction.  Assignor and Assignee shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section.
16.    Notices. All notices, requests, demands or other communications required or permitted under this Assignment shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, or by overnight courier (such as Federal Express), addressed as follows below.  All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery.  Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.
If to Assignor:
Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention:                          Head of Operations

with a copy to:
Schiff Hardin LLP
666 Fifth Avenue, 17th Floor
New York, New York 10103
Attention:                          Paul G. Mackey, Esq.

If to Assignor (after the Commencement Date):
Progenics Pharmaceuticals, Inc.
One World Trade Center, 47th Floor
New York, New York 10007
Attention:                          Head of Operations

with a copy to:
Schiff Hardin LLP
666 Fifth Avenue, 17th Floor
New York, New York 10103
Attention:                          Paul G. Mackey, Esq.

If to Assignee:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention:                          General Counsel

with a copy to:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention:                          Vice President Facilities

and to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention:                          Neil L. Rock, Esq.

If to Landlord:
BMR-Landmark at Eastview LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attention:                          Vice President, Real Estate Counsel

17.    Successors and Assigns.  Neither party may assign this Assignment without the prior written consent of the other, and of Landlord.  This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

18.    Survival.   The occurrence of the Commencement Date shall be deemed the full performance and discharge of every obligation on the part of Assignor to be performed hereunder, except for those obligations of Assignor which are expressly stated in this Assignment to survive the Closing.

19.    Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of New York.
20.    Authority.  Each person signing hereunder warrants that they have the capacity and the authority to sign this Assignment on behalf of the respective person or entity which is being represented.
21.    Counterparts.   This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original but all of which, taken together, shall constitute one and the same instrument.  Any signature page that is faxed or transmitted electronically shall be effective as an original signature page.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

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IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by the parties hereto as of the day and year first above written.
PROGENICS PHARMACEUTICALS,
INC., a Delaware corporation

By /s/ Mark R. Baker
     Name: Mark R. Baker
     Title: Chief Executive Officer

REGENERON PHARMACEUTICALS,
INC., a New York corporation

By /s/ Robert E. Landry
     Name: Robert E. Landry
     Title: SVP. Finance & CFO